Exhibit 99.1

SPECIAL ADVISOR AGREEMENT

THIS SPECIAL ADVISOR AGREEMENT (this “Agreement”) is made and entered as of February 15, 2022, by and between Coronado Topco, Inc., a Delaware corporation (the “Company”), and Christopher Smith, an individual (“Smith”).

BACKGROUND

1.
On December 22, 2021, the Company entered into a Business Combination Agreement (the “BCA”) by and among the Company, Ortho Clinical Diagnostics Holdings plc (“Ortho”), Quidel Corporation (“Quidel”) and certain other parties, which provides for the acquisition of Quidel and Ortho by the Company (the “Transaction”).
2.
Smith currently serves as the Chairman and Chief Executive Officer of Ortho.
3.
The Company desires that Smith cease to serve as Chief Executive Officer and commence service as Special Advisor (as defined below) effective upon the consummation of the transactions contemplated by the BCA (the “Closing Date”).
4.
Smith has previously entered into an Amended and Restated Employment Agreement with Ortho or one of its subsidiaries or predecessors, dated as of January 18, 2021 (the “Employment Agreement”).
5.
Smith has specialized knowledge regarding Ortho, its business, and its industry and has played a lead role and made significant contributions to the development and execution of Ortho‘s successful business strategies during his tenure as its Chairman and Chief Executive Officer, and the Company desires to retain the services of Smith to provide support to the executive management team of the Company, including its Chairman and Chief Executive Officer, after the Closing Date (the “Special Advisor Services”).
6.
The Company and Smith are entering into this Agreement to confirm their understandings as to the terms and conditions of Smith’s service to Ortho, Quidel and the Company after the Closing Date and each party’s commitments and obligations through the Term (as defined below).

AGREEMENT

1.
Service as Special Advisor. Effective upon the Closing Date, Smith shall terminate from all service as an employee and executive officer of the Company, Ortho and their affiliates, provided, that as of the Closing Date, Smith shall become a member of the board of directors of the Company (the “Board”). In addition, from and after the Closing Date, and during the Term, Smith shall serve as a non-employee special advisor of the Company (in such capacity, the “Special Advisor”), pursuant to which he will provide the Special Advisor Services as may be reasonably requested by the Chairman of the Company from time to time, including answering questions and/or assisting with projects. Unless earlier terminated pursuant to this Agreement, Smith will remain in the position of Special Advisor until the end of the Term. Smith agrees to dutifully provide the Special Advisor Services to the best of his ability and at such locations and times as mutually agreed by Smith and the Company. In the role of Special Advisor, Smith shall be an independent contractor of the Company and shall not be considered an employee of the Company, Quidel, Ortho or any of their affiliates and Smith shall be permitted to engage in outside employment or service engagements in Smith’s sole and absolute discretion provided they do not violate Smith’s obligations under Section 9 below. It is anticipated that Smith’s time commitment providing the Special Advisor Services hereunder will not exceed 19.99% of his average level of services to Ortho and its affiliates over the three year period prior to the Closing Date, such that Smith will incur a Separation from Service (as defined in the Employment Agreement) on the Closing Date.
2.
Term. Smith shall provide the Special Advisor Services from the Closing Date until the first anniversary of the Closing Date, unless extended by mutual agreement of the parties or earlier terminated in accordance with the provisions hereof (the “Term”). In the event the BCA is terminated prior to the Closing Date, this Agreement shall be null and void ab initio.
3.
Remuneration. Subject to the terms and conditions herein, in consideration of Smith’s performance of the Special Advisor Services, during the Term the Company shall pay Smith an “Advisor Fee” at a rate of $52,083 per month, paid monthly in arrears. The Advisor Fee shall be in addition to any compensation which Smith may be entitled to receive as a non-employee member of the Board, pursuant to the regular non-employee director compensation programs of the Company as in effect from time to time.
4.
Benefits. Effective as of the Closing Date, Smith and his spouse and covered dependents shall be eligible for 18 months of COBRA continuation coverage under the healthcare plans of the Company or one of its affiliates. The Company shall pay the cost of such coverage for a period of 12 months following the Closing Date in accordance with Section 4(b)(ii) of the Employment Agreement.
5.
Equity Awards. The Company acknowledges and agrees that notwithstanding any provision of any applicable equity incentive plan or stock option agreement, upon Smith’s termination as Chief Executive Officer of Ortho in connection with the Transaction (expected to occur upon the Closing Date), Smith shall vest 100% in all unvested stock option awards (time and performance based vesting options) previously granted to Smith by Ortho and assumed by the Company in the Transaction (the “Options”). In addition, for the duration of the Term and for so long as Smith remains a member of the Board, Smith shall continue to vest in all unvested restricted stock units previously granted by Ortho (and assumed by the Company in the Transaction) (together with the Options, “Equity Awards”) in accordance with the terms thereof.
6.
Expenses. The Company shall reimburse Smith for all reasonable out-of-pocket and travel and travel-related expenses incurred by Smith in connection with his performance of the Special Advisor Services under this Agreement to the extent such expenses are documented and submitted for approval in accordance with the Company’s expense reimbursement policies as in effect from time to time for executives of the Company.

7.
Independent Contractor. Smith acknowledges that during the Term he will be an independent contractor and not an employee the Company, Quidel, Ortho or any of their affiliates. Smith shall be responsible for all taxes attributable to the Advisor Fee and any other remuneration Smith receives for services as a member of the Board. Nothing herein contained shall be deemed to constitute a partnership between or a joint venture by Smith and the Company, Quidel or Ortho or any of their affiliates, nor shall anything herein contained be deemed to constitute the appointment of Smith as the agent of the Company, Quidel, Ortho or any of their affiliates.
8.
Severance. Pursuant to Section 4(b)(i) of the Employment Agreement, the Company acknowledges and agrees that Smith is entitled to severance payments in an amount equal to $2,500,000 (the “Severance”), which severance payments shall commence upon the Closing Date and be paid in accordance with the terms of Section 4(b)(i) of the Employment Agreement, subject to the provisions of Section 11(m) of the Employment Agreement, which are deemed incorporated herein. Smith’s entitlement to the Severance shall be subject to Smith’s execution, within 21 days after the Closing Date, and non-revocation of the Release (as defined in the Employment Agreement).
9.
Restrictive Covenants. During the Term, Smith shall continue to be subject to the provisions of Section 6 (Nondisclosure of Proprietary Information) and Section 7 (Inventions) of the Employment Agreement, which are deemed incorporated herein. For purposes of Section 5 of the Employment Agreement (Competition), the Restriction Period (as such term is defined in the Employment Agreement) shall end on the later of (1) the one-year anniversary of the Closing Date, and (2) the expiration of the Term. Section 5 (Competition), Section 8 (Injunctive Relief) and Section 10(k) (Enforcement) of the Employment Agreement are deemed incorporated herein.
10.
Early Termination. This Agreement and the Term may only be terminated by the Company as a result of Smith’s death or Disability (as defined in the Employment Agreement), for Cause (as defined in the Employment Agreement) or in the event of a material breach of this Agreement by Smith, in each case, on 30 days’ advance written notice to Smith (or immediately in the case of Smith’s death), subject to (other than in the case of death or Disability) the notice and cure provisions set forth in the definition of Cause in the Employment Agreement. Smith may terminate this Agreement at any time with notice for any or no reason. In connection with an early termination pursuant to this Section 10, the Advisor Fee shall be paid through the month of termination.
11.
Entire Agreement; Amendment. This Agreement, the relevant provisions of the Employment Agreement as and to the extent referenced herein and the agreements with Ortho governing the Equity Awards set forth the entire agreement between the parties pertaining to the subject matter hereof, whether written or oral, and fully supersede any and all understandings between the parties pertaining to the subject matter hereof. This agreement shall control over any conflicting term in any agreement governing the Equity Awards. Smith acknowledges that no representations, inducements, promises or agreements have been made, orally or otherwise, by the Company, Ortho, Quidel or any of their affiliates, or anyone acting on their behalf, that are not set forth herein. The parties agree that no amendment or modification of this

Agreement shall be effective unless it is in writing signed by both parties (and approved by Quidel, to the extent required under Section 12(j)).
12.
Miscellaneous.
a.
Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail to Smith’s residence in the case of Smith or to its principal office in the case of the Company.
b.
Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local or foreign withholding or other taxes or charges which the Company is required to withhold, it being understood that the Company does not presently intend to withhold any amounts of tax from the Advisor Fee or any other remuneration Smith receives for services as a member of the Board.
c.
Indemnification; D&O Coverage. During the Term and with respect to Smith service as a member of the Board, the Company shall include Smith in its Directors and Officer’s liability coverage. During the Term and thereafter the Company shall further indemnify Smith with respect to the Special Advisor Services to the same extent as the Company’s executive officers under the Company’s form of officer indemnification agreement (determined as if Smith were an executive officer of the Company during the Term, and subject to the terms and conditions of such agreement) against actions, claims, demands, suits, proceedings, liabilities, expenses, including attorneys’ fees, sums of money, damages, and costs.
d.
Waiver. The waiver of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement. No waiver shall be valid unless in writing and executed by the party to be charged therewith.
e.
Severability/Modification. In the event that any clause or provision of this Agreement shall be determined to be invalid, illegal or unenforceable, such clause or provision may be severed or modified to the extent necessary, and, as severed and/or modified, this Agreement shall remain in full force and effect to the maximum extent permitted by law.
f.
Assignment. This Agreement is personal to Smith and may not be assigned by Smith. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.
g.
Arbitration. Any dispute arising out of this Agreement, including related to the Special Advisor Services, shall be resolved exclusively by final and binding arbitration before a single arbitrator, in San Diego, California pursuant to the rules of JAMS. Judgment upon any such arbitration award may be entered by any state or federal court of competent jurisdiction. In the event either party to this Agreement initiates any arbitration action or proceeding in connection with enforcement of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover its costs and attorney’s fees from the non-prevailing party.
h.
Governing law and Jurisdiction. This Agreement shall be interpreted, construed, and enforced under the internal laws of the State of California. The courts and authorities of the State of California shall have sole jurisdiction and venue for purposes of enforcing the arbitration agreement above.
i.
Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together constitute one in the same agreement.
j.
Third Party Beneficiaries. Quidel is an express third-party beneficiary of this Agreement, and prior to the Closing Date, this Agreement may not be amended or terminated without the written consent of Quidel. Except as set forth in the foregoing sentence, there are no third-party beneficiaries of this Agreement.
k.
Smith Acknowledgement. Smith acknowledges that Smith has read and understands this Agreement, has consulted with legal and tax advisors as to the effect and consequences of entering into this Agreement, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on Executive’s own judgment.

[Signature Page Follows]

IN WITNESS, WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

CORONADO TOPCO, INC.

/s/ Joseph M. Busky

CHRISTOPHER SMITH

/s/ Christopher Smith